QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        Between March 31, 2005 and April 5, 2005, MarkWest Energy Partners, LP (the "Partnership") and the Borrower, the Partnership's wholly-owned subsidiary MarkWest Energy Operating Company LLC, received Waiver Letters with respect to the Third Amended and Restated Credit Agreement, dated as of October 25, 2004, by and among the MarkWest Energy Operating Company LLC, the Partnership, as Guarantor, the Lenders referred to therein and the other parties thereto. The Waiver Letter waives any breach related to the Partnership's inability to deliver audited financials of the Partnership and its subsidiaries (including the Borrower) and the accompanying opinion of the Partnership's independent certified public accountants by the 90th day after the fiscal year end for a period of thirty days, until April 30, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits

        The exhibit identified below is filed as part of this report:

        Exhibit 10.1 Waiver Letters.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C. its General Partner
Date: April 5, 2005	By:	/s/ JAMES G. IVEY
	Name:	James G. Ivey
	Title:	Chief Financial Officer

QuickLinks

  ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES